EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 8, 2005, except as to Notes 4, 13 and 16 for which the date is March 20, 2006, relating to the financial statements of MedicalCV, Inc., which appears in such Registration Statement.  We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 19, 2006